ALLIANCEBERNSTEIN GREATER CHINA '97 FUND, INC.
Exhibit 77D
811-08201

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FORMER POLICIES                          CURRENT POLICIES

Investment Objective:
Fundamental:                             Non-fundamental:
Long-term capital appreciation           Long-term capital appreciation
through investment of at least 80%       through investment of at least 80%
of its total assets in equity            of its total assets in equity
securities of Greater China              securities of Greater China
companies.                               companies.

Fundamental Investment Policies:
The Fund may not invest 25% or more      The Fund may not concentrate
of its total assets in securities        investments in an industry, as
of issuers conducting their              concentration may be defined under
principal business activities in the     the 1940 Act or the rules and
same industry.                           regulations thereunder (as such
                                         statute, rules or regulations may be
                                         amended from time to time) or by
                                         guidance regarding, interpretations
                                         of, or exemptive orders under, the
                                         1940 Act or the rules or regulations
                                         thereunder published by appropriate
                                         regulatory authorities.

The Fund may not borrow money except     The Fund may not issue any senior
from banks for temporary or emergency    security (as that term is defined in
purposes, including the meeting of       the 1940 Act) or borrow money,
redemption requests which might          except to the extent permitted by
require the untimely disposition of      the 1940 Act or the rules and
securities; borrowing in the aggregate   regulations thereunder (as such
may not exceed 15%, and borrowing for    statute, rules or regulations may be
purposes other than meeting redemptions  amended from time to time) or by
may not exceed 5% of the value of the    guidance regarding, or
Fund's total assets (including the       interpretations of, or exemptive
amount borrowed) less liabilities        orders under, the 1940 Act or the
(not including the amount borrowed) at   rules or regulations thereunder
the time the borrowing is made;          published by appropriate regulatory
outstanding borrowings in excess of 5%   authorities.
of the value of the Fund's total         For the purposes of this
assets will be repaid before any         restriction, margin and collateral
investments are made                     arrangements, including, for
                                         example, with respect to permitted
                                         borrowings, options, futures
                                         contracts, options on futures
                                         contracts and other derivatives such
                                         as swaps are not deemed to involve
                                         the issuance of a senior security.

Related fundamental policy:              Related fundamental policy:
The Fund may not issue any senior        Policy eliminated.  See above
security within the meaning of the Act.  policy.

The Fund may not pledge, hypothecate,    Prohibition eliminated.
mortgage or otherwise encumber its
assets, except to secure permitted
borrowing.

The Fund may not make loans except       The Fund may not make loans except
through (a) the purchase of debt         through (i) the purchase of debt
obligations in accordance with its       obligations in accordance with its
investment objectives and policies;      investment objectives and policies;
(b) the lending of portfolio             (ii) the lending of portfolio
securities; or (c) the use of            securities; (iii) the use of
repurchase agreements.                   repurchase agreements; or (iv) the
                                         making of loans to affiliated funds
                                         as permitted under the 1940 Act, the
                                         rules and regulations thereunder (as
                                         such statutes, rule or regulations
                                         may be amended from time to time),
                                         or by guidance regarding, and
                                         interpretations of, or exemptive
                                         orders under, the 1940 Act.

The Fund may not participate on a joint  Prohibition eliminated.
or joint and several basis in any
securities trading account.

The Fund may not invest in companies     Prohibition eliminated.
for the purpose of exercising control.

The Fund may not make short sales of     Prohibition eliminated.
securities or maintain a short position, unless at all times when a short position is open an equal amount of such securities or securities convertible into or exchangeable for without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short ("short sales against the box") and unless not more than 25% of the Fund's net assets
(taken at market value) is held as
collateral for such sales at any one
time (it is the Fund's present
intention to make such sales only for
the purpose of deferring realization of
gain or loss for Federal income tax
purposes).

The Fund may not purchase or sell        The Fund may not purchase or sell
commodities or commodity contracts       commodities regulated by the
including futures contracts (except      Commodity Futures Trading Commission
foreign currencies, foreign currency     under the Commodity Exchange Act or
options and futures, options and         commodities contracts except for
futures on securities and securities     futures contracts and options on
indices and forward contracts or         futures contracts.
contracts for the future acquisition
or delivery of securities and
foreign currencies and related
options on futures contracts and
similar contracts).

Related non-fundamental policy:          Related non-fundamental policy:
The Fund will not enter into any         Prohibition eliminated.
futures contracts or options on futures
contracts if immediately thereafter the
market values of the outstanding
futures contracts of the Fund and the
currencies and futures contracts
subject to outstanding options written
by the Fund would exceed 50% of its
total assets.


The Fund may not purchase securities     Policy eliminated.
on margin, except for such short-term
credits as may be necessary for the
clearance of transactions.

                                         Non-fundamental policy:
                                         The Fund may not purchase securities
                                         on margin, except (i) as otherwise
                                         provided under rules adopted by the
                                         SEC under the 1940 Act or by
                                         guidance regarding the 1940 Act, or
                                         interpretations thereof, and (ii)
                                         that the Fund may obtain such short-
                                         term credits as are necessary for
                                         the clearance of portfolio
                                         transactions, and the Fund may make
                                         margin payments in connection with
                                         futures contracts, options, forward
                                         contracts, swaps, caps, floors,
                                         collars and other financial
                                         instruments.
Non-Fundamental Investment Policies:
The Fund may not purchase or sell real   Policy eliminated.
estate.

                                         Fundamental policy:
                                         The Fund may not purchase or sell
                                         real estate except that it may
                                         dispose of real estate acquired as a
                                         result of the ownership of
                                         securities or other instruments.
                                         This restriction does not prohibit
                                         the Fund from investing in
                                         securities or other instruments
                                         backed by real estate or in
                                         securities of companies engaged in
                                         the real estate business.

The Fund may make secured loans of       The Fund may lend portfolio
portfolio securities of up to 30% of     securities to the extent permitted
its total assets.                        under the 1940 Act or the rules and
                                         regulations thereunder (as such
                                         statute, rules or regulations may be
                                         amended from time to time) or by
                                         guidance regarding, interpretations
                                         of, or exemptive orders under, the
                                         1940 Act.

The Fund will limit its investments in   The Fund will limit its investment
illiquid securities to no more than      in illiquid securities to no more
15% of its net assets.                   than 15% of net assets or such other
                                         amount permitted by guidance
                                         regarding the 1940 Act.

The Fund may invest up to 25% of its     Restriction eliminated.
net assets in convertible securities.

The Fund may invest up to 20% of its     Restriction eliminated.
assets in rights or warrants.
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